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                                                                 EXHIBIT 99.1


                  CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

      THIS CONFIDENTIALITY AND NONSOLICITATION AGREEMENT (this "Agreement") is executed and delivered effective as of _______________, 2005 (the "Effective Date"), by and among MICROFIELD GROUP, INC., an Oregon corporation ("Corporation"), and [ ].

                                    RECITALS

      A. Corporation's primary business consists of the provision of electrical and data services and engaging in electric and related energy transactions (the "Business").

      B. Simultaneously with the execution and delivery of this Agreement, the Corporation's subsidiary, ECI Acquisition Co., is merging with EnergyConnect Inc., a Nevada corporation ("ECI"), pursuant to that certain Merger Agreement between Corporation and ECI of even date herewith ("Merger Agreement").

      C. [ ] is a founder, employee, and stockholder of ECI and has access to and is familiar with confidential information and the business methods of ECI.

      D. Immediately following the merger, [ ] will become an employee of Corporation and/or one or more of its subsidiaries and will have access to and will become acquainted with certain proprietary and confidential information of Corporation, and will continue to have access to and become acquainted with such confidential and proprietary information during [ ]'s time of employment. [ ] will also become acquainted with suppliers, customers, and employees of Corporation and affiliates of Corporation.

      E. Corporation will sustain great loss and damage if, during the term of this Agreement, for whatever reason, [ ] should violate the provisions of this Agreement. [ ] acknowledges that such a violation would cause irreparable harm to Corporation and that Corporation would be entitled, without limitation, to injunctive relief to remedy such violation.

      F. The execution and delivery of this Agreement by [ ] is a condition to Corporation's obligations to consummate the Merger Agreement and Corporation is unwilling to consummate the Merger Agreement unless [ ] executes and delivers this Agreement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises, terms, and conditions set forth herein and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

      1. Agreement Not to Solicit Corporation's Customers. [ ] agrees that, during his employment with Corporation and for a period of two (2) years following voluntary termination of his employment with Corporation, he shall not directly or indirectly:

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            (a) solicit or encourage any current customer of Corporation, any affiliate of Corporation, or ECI to seek competing Business services from any person, firm, or business other than Corporation or any affiliate of Corporation;

            (b) disclose the identity of the customers of Corporation, any affiliate of Corporation, or ECI to any business competitor of Corporation, any affiliate of Corporation, or ECI.

      For the purposes of this Agreement, "affiliate" shall mean any person or entity that controls, is controlled by, or is under the common control of, Corporation. For the purposes of this Agreement, "customers" shall mean those commercial building and business operators for which the Corporation provides energy management services, but shall not include electric grid operators or major utilities which function in a capacity similar to a grid operator.

      2. Agreement Not to Solicit Employees. [ ] agrees that at all times during his employment with Corporation or any affiliate of Corporation and for a period of two (2) years following his voluntary termination of employment with Corporation or any affiliate of Corporation, he will not, directly or indirectly, either for himself or for any other person or entity, call upon any employee, agent, or independent contractor of Corporation, any affiliate of Corporation, or ECI for the purpose or with the intent of enticing such person or entity away from or out of the employ of, or engagement with, Corporation, any affiliate of Corporation, or ECI.

      3. Confidentiality. [ ] understands and acknowledges that Corporation's business records and information, including those previously belonging to ECI, are valuable and unique assets of its business, and are confidential in nature. Such confidential information includes, but is not limited to, lists of customers, pricing, business and marketing information, and other information which constitutes valuable, special, and unique assets of Corporation, affiliates of Corporation, and ECI. Other than in the ordinary scope of his employment with Corporation, [ ] shall not, either during the term of employment or at any time thereafter, disclose to any person or entity, any of Corporation's, Corporation's affiliates', or ECI's confidential information, directly or indirectly, or use any such information in any way. Such confidential information shall include written information, information stored on electronic media, and information retained in [ ]'s memory. [ ] further agrees that neither during the term of employment or thereafter shall any tangible form of such confidential information be removed from the offices of Corporation, any affiliate of Corporation, or ECI, and that any and all such information in tangible form which may be in the possession of [ ] upon any termination of his employment will be immediately returned to Corporation, any affiliate of Corporation, or ECI. The restrictions set forth in this Section 3 shall not apply to any information which (a) was in the public domain at the time of disclosure to [ ], or after disclosure to [ ] becomes part of the public knowledge or literature by acts other than those of [ ]; or (b) is information pertaining to the Corporation, but not to ECI, which was in the possession of or known to [ ] prior to receiving it from the Corporation; or (c) is disclosed to [ ] on an unrestricted basis by a source other than the Corporation, provided that [ ] is not aware that such disclosure by such source breaches a duty of confidentiality to the Corporation by which the source is bound; or

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(d) is approved for release or use by written authorization of the Corporation.
In addition, provided that [ ] shall have given to the Corporation prompt written notice of the request therefor, this Section 3 shall not preclude disclosure of confidential information which is mandated by the lawful requirement of a court or governmental agency.

      4. Materiality. [ ] agrees that this Agreement is a material and substantial part of the Merger Agreement.

      5. Injunctive Relief. Because Corporation will be deemed to sustain loss and damage as a result of any breach of the covenants in this Agreement by [ ] and because of the immediate and irreparable damage that will be deemed to be caused to Corporation, affiliates of Corporation, and ECI by such a breach for which neither would have an adequate remedy, since monetary damages alone may not be an adequate remedy, [ ] agrees that, in the event of a breach by [ ] of the covenants in this Agreement, such covenants may be enforced by one or more of Corporation, affiliates of Corporation, and ECI by, without limitation, injunctions and restraining orders.

      6. Reasonableness of Covenants. It is agreed by the parties that the covenants in this Agreement impose a reasonable restraint on [ ] in light of the activities and Business on the date of this Agreement of Corporation.

      7. Severability of Covenants. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

      8. No Outside Representations. This Agreement is the final, complete, and exclusive statement and expression of the agreement among the parties hereto and their affiliates with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings, or agreements covering the same subject matter of this Agreement. This Agreement supersedes, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind, except as set out in the Merger Agreement and the agreements executed in association therewith and in any future written amendments thereto by the parties hereto.

      9. Binding Effect; Third Party Beneficiary. This Agreement, upon execution, shall be binding upon the parties, enforceable in accordance with its terms, and shall inure to the benefit of the parties hereto. This Agreement may be assigned only upon written consent of the parties hereto.

      10. No Waiver; Remedies Cumulative. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition, or covenant contained herein. No right, remedy, or election given by any term of the Agreement shall be deemed

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exclusive but each shall be cumulative with all other rights, remedies, and elections available at law or in equity.

      11. Knowledge; Advice of Counsel. [ ] hereby represents and warrants that he has read and understands each of the provisions of this Agreement and that he has sought and obtained the advice of legal counsel before agreeing to be bound by the terms hereof. [ ] represents and warrants to Corporation that this Agreement is a valid and binding obligation of [ ], enforceable against him in accordance with its terms. [ ] acknowledges and agrees that Corporation would not have agreed to the Merger Agreement but for the execution, delivery, and performance by [ ] of this Agreement.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the state of Oregon or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Oregon. Jurisdiction and venue for any legal proceeding shall be in a court of competent jurisdiction in Portland, Oregon.

      13. Attorney Fees. The parties agree that, in the case of any dispute arising over the terms of this Agreement, the prevailing party shall be entitled to receive as a component of its recovery all of its reasonable costs and expenses of litigation (including, without limitation, attorney fees and expenses, and court costs).

      IN WITNESS WHEREOF, the parties have executed this Confidentiality and Nonsolicitation Agreement as of the day and year first above written.

                                            CORPORATION:

                                            MICROFIELD GROUP, INC.,
                                            an Oregon corporation

                                            By:________________________________

                                            Name:______________________________

                                            Its:_______________________________

                                            [   ]:
                                            ___________________________________

                                            [   ]

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